ETFS Trust 485BPOS

Schedule A

to the

Sub-Advisory Agreement

between

ETF Securities Advisors LLC

and

Vident Investment Advisory, LLC

ETFS Trust

ETFS Bloomberg All Commodity Strategy K-1 Free ETF

ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF

ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF

ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF

Agreed and Accepted:

ADVISER:		SUB-ADVISER:

ETF Securities Advisors LLC		Vident Investment Advisory, LLC

By:	/s/ Adam Rezak	By:	/s/ Denise Krisko

Name:	Adam Rezak	Name:	Denise Krisko

Title:	Chief Compliance Officer	Title:	President

Date: March 17, 2017		Date: March 17, 2017

Schedule B

to the

Sub-Advisory Agreement

between

ETF Securities Advisors LLC and

Vident Investment Advisory, LLC

Sub-Advisory Fee. Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate of 0.04% based on a percentage of the average daily net assets of each Fund set out below subject to a minimum annual fee of $18,000:

ETFS Bloomberg All Commodity Strategy K-1 Free ETF

ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF

ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF

ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF

Agreed and Accepted:

ADVISER:		SUB-ADVISER:

ETF Securities Advisors LLC		Vident Investment Advisory, LLC

By:	s/ Adam Rezak	By:	/s/ Denise Krisko

Name:	Adam Rezak	Name:	Denise Krisko

Title:	Chief Compliance Officer	Title:	President

Date: March 17, 2017		Date: March 17, 2017